UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2022

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment Number One to Loan and Security Agreement

As previously disclosed in that certain Current Report on Form 8-K filed by Vertex Energy Inc. (the “Company”, “we” and “us”) with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 7, 2022 (as amended by that Form 8-K/A (Amendment No. 1) filed with the Commission on April 26, 2022), Vertex Refining Alabama LLC, a Delaware limited liability company (“Vertex Refining”) which is indirectly wholly-owned by the Company; the Company, as a guarantor; substantially all of the Company’s direct and indirect subsidiaries, as guarantors (together with the Company, the “Initial Guarantors”); certain funds and accounts under management by BlackRock Financial Management, Inc. or its affiliates, as lenders (“BlackRock”), certain funds managed or advised by Whitebox Advisors, LLC, as lenders (“Whitebox”), certain funds managed by Highbridge Capital Management, LLC, as lenders (“Highbridge”), Chambers Energy Capital IV, LP, as a lender (“Chambers”), CrowdOut Warehouse LLC, as a lender (“CrowdOut Warehouse”), CrowdOut Credit Opportunities Fund LLC, as a lender (collectively with BlackRock, Whitebox, Highbridge, Chambers and CrowdOut Warehouse, the “Lenders”); and Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent for the Lenders (the “Agent”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”) on April 1, 2022 (the “Closing Date”).

Pursuant to the Loan and Security Agreement, the Lenders agreed to provide a $125 million term loan to Vertex Refining (the “Initial Term Loan”), the proceeds of which, less agreed upon fees and discounts, were held in escrow prior to the Closing Date, pursuant to that certain escrow agreement, entered into between Vertex Refining, the Lenders and Cantor Fitzgerald Securities, in its capacity as escrow agent on March 2, 2022. On the Closing Date, net proceeds from the term loans, less the agreed upon fees and discounts, as well as certain transaction expenses, were released from escrow to Vertex Refining in an aggregate amount of $94,309,958.

On May 26, 2022, each of the Initial Guarantors (including the Company), Vertex Refining OH, LLC, an Ohio limited liability company (“Vertex Ohio”), HPRM LLC, a Delaware limited liability company (“HPRM”), and Tensile-Heartland Acquisition Corporation, a Delaware corporation (“Tensile-Heartland”, and together with Vertex Ohio and HPRM, the “Additional Guarantors”, and the Additional Guarantors, together with the Initial Guarantors, the “Guarantors”, and the Guarantors, together with Vertex Refining, the “Loan Parties”), entered into an Amendment Number One to Loan and Security Agreement (“Amendment No. One to Loan Agreement”), with certain of the Lenders (the “Additional Lenders” and together with the Initial Lenders, the “Lenders”) and the Agent, pursuant to which, the amount of the Term Loan (as defined below) was increased from $125 million to $165 million, with the Additional Lenders providing an additional term loan in the amount of $40 million (the “Additional Term Loan”, and together with the Initial Term Loan, the “Term Loan”).

As part of the transaction, each of the Additional Guarantors entered into joinders to the prior intercreditor agreement, intercompany subordination agreement, and collateral and pledge agreements relating to the Term Loan, and certain of the prior mortgages securing the Term Loan were amended to provide the Additional Lenders secured rights over the amount of the Additional Term Loan.

The Amendment No. One to Loan Agreement amended the Loan and Security Agreement to provide for the Additional Term Loan; to provide for the grant of the New Warrants (defined and described below) to the Additional Lenders; and to include certain other mutually negotiated changes to the Loan and Security Agreement, including permitting certain share buybacks.

The proceeds of the Additional Term Loan can be used by the Company to fund (i) the acquisition of Heartland SPV pursuant to the Purchase Agreement (each as defined and discussed below) and (ii) certain fees and expenses associated with the closing of the transactions contemplated by the Purchase Agreement and the Additional Term Loan.

Consistent with the Initial Term Loan, the Additional Term Loan will bear interest at a rate per annum equal to the sum of (i) the greater of (x) the per annum rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States minus 1.50% as in effect on such day and (y) the Federal Funds rate for such day plus 0.50%, subject in the case of this clause (i), to a floor of 1.0%, plus (ii) 9.25%. The funds borrowed in connection with the Additional Term Loan were issued with an original issue discount of 1.5%. The Company also paid certain fees and transaction expenses in connection with the Additional Term Loan. Amounts owed under the Loan and Security Agreement (as amended), if not earlier repaid, are due on April 1, 2025 (or the next business day thereafter). Interest on the Term Loans is payable in cash (i) quarterly, in arrears, on the last business day of each calendar quarter, commencing on the last business day of the calendar quarter ending June 30, 2022, (ii) in connection with any payment, prepayment or repayment of the Term Loans (including as discussed in greater detail below), and (iii) at maturity (whether upon demand, by acceleration or otherwise).

Pursuant to the Loan and Security Agreement (as amended), on the last day of March, June, September and December of each year (or if such day is not a business day, the next succeeding business day), beginning on March 31, 2023 and ending on December 31, 2024, Vertex Refining is required to repay $2,062,500 of the principal amount owed under the Loan and Security Agreement (as amended) (i.e., 1.25% of the principal amount per quarter), subject to reductions in the event of any prepayment of the Loan and Security Agreement (as amended).

In the event of any payment, repayment or prepayment (other than with respect to a sale of the Company’s used motor oil assets or a change of control which are discussed below, and other than in connection with prepayments required to be made with funds received from insurance settlements and recoveries which are not subject to a prepayment premium), including in the event of acceleration of the Term Loans, certain asset sales (other than the used motor oil assets), certain equity issuances, and voluntary prepayments (a) during the first 18 months after the Closing Date, Vertex Refining agreed to pay an additional amount to the Lenders equal to 150% of the applicable interest rate, multiplied by the amount of such prepayment amount; (b) during the 19th through 24th months after the Closing Date, Vertex Refining agreed to pay an additional amount to the Lenders equal to 50% of the applicable interest rate, multiplied by the amount of such prepayment amount; and (c) at any time during the 25th month after the Closing Date, but prior to the date that is 90 days before the maturity date of amounts owed pursuant to the Loan and Security Agreement (as amended), Vertex Refining agreed to pay an additional amount to the Lenders equal to 25% of the applicable interest rate, multiplied by the amount of such prepayment amount. Upon the sale of the Company’s used motor oil assets (as discussed below), or the required repayment upon a change of control (also discussed below) Vertex Refining agreed to pay an additional amount to the Lenders equal to 1% of the aggregate principal amount of the amount prepaid (as applicable, the “Prepayment Premium”).

The Prepayment Premium is also due upon a change of control, which includes the direct or indirect transfer of all or substantially all of the assets of the Loan Parties; the adoption of a plan of liquidation or dissolution relating to the Company; the acquisition in one or a series of transactions of 33% or more of the equity interests of the Company by a person or entity; the Company’s failure to own 100% of Vertex Refining and the other Loan Parties (excluding the Company), unless permitted by the Lenders; during any period of twelve consecutive months commencing on or after the Closing Date, the occurrence of a change in the composition of the Board of Directors of the Company such that a majority of the members of such Board of Directors are no longer directors; or a “change of control” or any comparable term under, and as defined in, any other indebtedness exceeding $2 million of the Loan Parties, shall have occurred (each a “Change of Control”).

The amount of the Term Loans is secured by substantially all of the present and after-acquired assets of the Company and its subsidiaries. Additionally, Vertex Refining’s obligations under the Loan and Security Agreement (as amended) are jointly and severally guaranteed by substantially all of the Company’s subsidiaries and the Company.

The Loan and Security Agreement (as amended) includes customary representations and warranties, and affirmative and negative covenants of the Loan Parties for a facility of this size and type, including prohibiting the Loan Parties from creating any indebtedness without the consent of the Lenders, subject to certain exceptions (including as discussed above), and requiring the Loan Parties to have no less than $17.5 million of unrestricted cash for more than three consecutive business days. The Loan and Security Agreement (as amended) includes customary events of default for transactions of this type, including failures to pay amounts due, bankruptcy proceedings, covenant defaults, attachment or seizure of a material portion of the collateral securing the Loan and Security Agreement (as amended), cross defaults, if there is a default in any agreement governing indebtedness in excess of $3,000,000, resulting in the right to accelerate such indebtedness, certain judgments against a Loan Party, misrepresentations by the Loan Parties in the transaction documents, insolvency, cross default of that certain Offtake and Supply Agreement also entered into on the Closing Date, a Change of Control, termination of certain intercreditor agreements, and the loss or termination of certain material contracts. Upon the occurrence of an event of default the Agent may declare the entire amount of obligations owed under the Loan and Security Agreement (as amended) immediately due and payable and take certain other actions provided for under the Loan and Security Agreement (as amended), including enforcing security interests and guarantees.

The Loan and Security Agreement (as amended) includes customary indemnification obligations for a facility of this size and type, requiring us to indemnify the Agent and the Lenders for certain expenses, losses and claims.

In connection with the Additional Term Loan, and as additional consideration to the Additional Lenders for loaning funds to the Company in connection therewith, the Company granted warrants to purchase 250,000 shares of common stock of the Company to the Additional Lenders (and/or their affiliates), as discussed in greater detail below.

The amounts owed under the Loan and Security Agreement (as amended) are also secured by various deeds of trusts and mortgages for the real property(s) described therein, over the Company’s Mobile, Alabama refinery and substantially all other material owned and leased real property of the Guarantors including properties in Texas and Louisiana.

Warrant Agreement and Registration Rights Agreement

In connection with the entry into the Amendment No. One to Loan Agreement, and as a required term and condition thereof, on May 26, 2022, the Company granted warrants (the “New Warrants”) to purchase 250,000 shares of the Company’s common stock to the Additional Lenders and their affiliates. The terms of the New Warrants are set forth in a Warrant Agreement (the “Warrant Agreement”) entered into on May 26, 2022, between the Company and Continental Stock Transfer & Trust Company as warrant agent.

The New Warrants have a five and one-half-year term and a $9.25 per share exercise price, and include weighted average anti-dilutive rights in the event any shares of common stock or other equity or equity equivalent securities payable in common stock are granted, issued or sold (or the Company enters into any agreement to grant, issue or sell), or in accordance with the terms of the Warrant Agreement, are deemed to have granted, issued or sold, subject to certain exceptions, in each case, at a price less than the exercise price, which automatically decreases the exercise price of the New Warrants upon the occurrence of such event, as described in greater detail in the Warrant Agreement, and increases the number of shares of common stock issuable upon exercise of the New Warrants, such that the aggregate exercise price of all New Warrants remains the same before and after any such dilutive event. Until or unless the Company receives shareholder approval under applicable Nasdaq listing rules for the issuance of more than 19.9% of the Company’s outstanding shares of common stock on April 1, 2022, pursuant to the exercise of New Warrants and those certain Prior Warrants (as defined below) to purchase 2,750,000 shares of common stock at an exercise price of $4.50 per share, granted to the Lenders on April 1, 2022 (the “Prior Warrants”), in connection with the entry into the Loan and Security Agreement (i.e., 12,828,681 shares of common stock, based on 64,465,734 shares of outstanding common stock on such date) (the “Share Cap”), the Company may not issue more shares of common stock upon exercise of the Prior Warrants and New Warrants than the Share Cap, and is required to pay the Lenders cash, based on the fair market value of any shares required to be issued upon exercise of the Prior Warrants and New Warrants (as calculated in the Warrant Agreement), in excess of the Share Cap. Upon the occurrence of a fundamental transaction (as described in the Warrant Agreement), the Warrant Agreement (a) provides each holder a put right and (b) provides the Company with a call right in respect of the New Warrants. Upon the exercise of a put right by the holder or a call right by the Company, the Company is obligated to repurchase the New Warrants for the Black Scholes Value of the New Warrants repurchased, as calculated in the Warrant Agreement. The New Warrants also include cashless exercise rights and a provision preventing a holder of the New Warrants from exercising any portion of their New Warrants if such holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% (as applicable pursuant to the Warrant Agreement) of the number of shares of Company common stock outstanding immediately after giving effect to the exercise, subject to certain rights of the holders to increase or decrease such percentage.

In connection with the grant of the New Warrants, the Company and the holders of the New Warrants and Prior Warrants entered into an Amended and Restated Registration Rights Agreement dated May 26, 2022, which amended and restated that prior registration rights agreement entered into between the Company and the holders of the Prior Warrants on April 1, 2022 (as amended and restated, the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to file a registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC” or the “Commission”) as soon as reasonably practicable and in no event later than 75 days following April 1, 2022, for purposes of registering the resale of the shares of common stock issuable upon exercise of the Prior Warrants and New Warrants. The Company also agreed to use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as soon as practicable and no later than 45 days following the filing of the Initial Registration Statement; provided, that such date is extended until 120 days after the filing date if the Initial Registration Statement is reviewed by the staff of the Commission. The Registration Rights Agreement also provides the holders of the Prior Warrants and New Warrants certain piggyback and demand registration rights (including pursuant to an underwritten offering, in the event the gross proceeds from such underwritten offering are expected to exceed $35 million).

If, subject to certain limited exceptions described in the Registration Rights Agreement, (i) the Initial Registration Statement required to be filed pursuant to the Registration Rights Agreement is not filed on or prior to the required filing deadline (or without complying with the terms of the Registration Rights Agreement), (ii) a registration statement registering for resale all of the registrable securities is not declared effective by the Commission by the required effectiveness deadline, or (iii) during the period commencing on the effective date of the Initial Registration Statement and ending on the earlier of the date when there are no registrable securities or the third anniversary of the effective date of the Initial Registration Statement, a registration statement is not continuously effective to allow the sale of the shares underlying the Prior Warrants and New Warrants, for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days (which need not be consecutive) during any 12-month period, then, in addition to any other rights such holder of Prior Warrants and New Warrants may have under the Registration Rights Agreement or applicable law, (x) on the first such applicable default date, the Company shall pay to such holder of Prior Warrants and New Warrants an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the fair market value (such fair market value calculated as required under the Registration Rights Agreement) of the registrable securities held by such holder (the “1% Penalty”), and (y) on each monthly anniversary of such default date until all applicable defaults have been cured, shall pay the 1% Penalty, subject to a maximum penalty of 10% of the fair market value of the registrable securities held by each applicable holder of Prior Warrants and New Warrants, (such fair market value calculated as required under the Registration Rights Agreement).

The Company has agreed, among other things, to indemnify the holders of the Prior Warrants and New Warrants and their affiliates with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Registration Rights Agreement.

* * * * *

The foregoing description of the Amendment No. One to Loan Agreement, Warrant Agreement and Registration Rights Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of such Amendment No. One to Loan Agreement, Warrant Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1, 4.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Myrtle Grove Purchase Agreement

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Commission on January 22, 2020, the Company and its subsidiaries entered into a number of transactions with HPRM LLC (“Heartland SPV”), a Delaware limited liability company that was formed as a special purpose vehicle in connection with the transactions described in greater detail as set forth in the January 22, 2020, Form 8-K, between the Company and Tensile-Heartland, at that time, an affiliate of Tensile Capital Partners Master Fund LP, an investment fund based in San Francisco, California (“Tensile”), pursuant to which ownership of the Company’s Columbus, Ohio, Heartland facility, which produces a base oil product that is sold to lubricant packagers and distributors, was transferred to Heartland SPV, and Heartland SPV became owned 35% by Vertex Operating and 65% by Tensile-Heartland.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Commission on March 3, 2022 (the “March 2022 Form 8-K”), on February 25, 2022, Vertex Splitter Corporation (“Vertex Splitter”), a wholly-owned subsidiary of the Company entered into a Purchase and Sale Agreement with Tensile-Vertex Holdings LLC (“Tensile-Vertex”), an affiliate of Tensile and Tensile-Heartland (the “Purchase Agreement”).

On May 26, 2022, the Company, through Vertex Splitter acquired 100% of Tensile-Heartland from Vertex-Tensile for $43.5 million, which was equal to $35 million (the “Base Amount”), plus an amount accrued and accruing from and after May 31, 2021, on the Base Amount on a daily basis at the rate of 22.5% per annum compounded on the last day of each calendar quarter plus an amount equal to any and all cash and cash equivalents of Tensile-Heartland, as of the closing date. As a result of the closing, the Company acquired 100% of Heartland SPV, which in turn owns the Company’s Columbus, Ohio, Heartland facility.

The Purchase Agreement included customary representations of the parties, requires Vertex Splitter to maintain officer and director insurance for Tensile-Heartland for at least six years following the closing; requires that the parties bear their own fees and expenses; includes customary indemnification obligations; and includes mutual releases of the parties, which were effective upon closing.

The Company used funds from the Additional Term Loan to pay amounts due under the Purchase Agreement.

The foregoing description of the Purchase Agreement is only a summary and is not complete, and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is incorporated by reference herein as Exhibit 10.3, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures included in Item 1.01 above, including regarding the Amendment No. One to Loan Agreement and the Additional Term Loan, and the related agreements and transactions associated therewith, are incorporated into this Item 2.03 in their entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above regarding the grant of the New Warrants is incorporated into this Item 3.02 by reference. The issuance of the New Warrants to purchase 250,000 shares of common stock to the lenders as discussed in Item 1.01 above was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Section 4(a)(2) and/or Regulation D, Rule 506 thereunder, since the transaction did not involve a public offering, the recipients confirmed that they were “accredited investors”, and that they were acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The New Warrants and the shares of common stock issuable upon exercise thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The maximum number of shares of common stock issuable upon exercise of the New Warrants is 250,000 shares of common stock (subject to anti-dilution protection as provided for in the Warrant Agreement).

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures included in Item 1.01 above, including regarding the Loan and Security Agreement, Amendment No. One to Loan Agreement and the Term Loans (including the Additional Term Loan) and the related agreements associated therewith, are incorporated into this Item 3.03 in their entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1*	Warrant Agreement dated May 26, 2022, by and among Vertex Energy Inc. and Continental Stock Transfer & Trust Company, as warrant agent
10.1*#	Amendment Number One to Loan and Security Agreement dated May 26, 2022, by and among Vertex Refining Alabama LLC, as borrower, Vertex Energy Inc., as parent and as a guarantor, certain direct and indirect subsidiaries of Vertex Energy Inc., as guarantors, the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the lenders
10.2*	Amended and Restated Registration Rights Agreement dated May 26, 2022, between Vertex Energy Inc. and each of the holders of the Lender Warrants
10.3	Purchase and Sale Agreement dated February 25, 2022, by and between Tensile-Vertex Holdings, LLC, Tensile-Heartland Acquisition Corporation and Vertex Splitter Corporation (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 3, 2022, and incorporated by reference herein)(File No. 001-11476)
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

# Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY INC.

Date: May 27, 2022	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer